UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2006
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On January 13, 2006, Navarre Corporation (the “Company”) issued a press release announcing that it was in the process of determining the effect on the Company’s fiscal year 2006 third quarter financial results of the recently announced Musicland Holding Corp. Chaper 11 bankruptcy petition. This press release is attached as exhibit 99.1 and is incorporated herein by reference.
The Company indicated that its exposure with Musicland was $12.8 million as of December 31, 2005. Despite Musicland’s failure to pay November and December balances due, the Company ended the fiscal year 2006 third quarter with over $10.0 million in cash and an undrawn revolving credit facility of $25 million. Sales to Musicland have accounted for less than 4% of net sales during the Company’s 2006 fiscal year.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibit is filed with this document:

Exhibit
99.1	Press Release, dated January 13, 2006, issued by Navarre Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: January 13, 2006	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated January 13, 2006, issued by Navarre Corporation